Exhibit 21.1	Subsidiaries of XO Communications, Inc.

Name	Jurisdiction of Incorporation

Allegiance of Colorado, Inc.	Delaware
Allegiance of Florida, Inc.	Delaware
Allegiance of Illinois, Inc.	Delaware
Allegiance of Texas, Inc.	Delaware
LHP Equipment, Inc.	Delaware
Telecommunications of Nevada LLC	Delaware
V&K Holdings, Inc.	Delaware
XO Asia Limited	Hong Kong
XO California, Inc.	Washington
XO Colorado, Inc.	Washington
XO Communications Services, Inc.	Delaware
XO Florida, Inc.	Washington
XO Global Communications, Inc.	Delaware
XO Illinois, Inc.	Washington
XO Interactive, Inc.	Delaware
XO Intercity Holdings No. 1 LLC	Washington
XO International Holdings, Inc.	Delaware
XO LMDS Holdings, Inc.	Nevada
XO Management Services, Inc.	Washington
XO Nevada Merger Sub, Inc.	Delaware
XO One, Inc.	Delaware
XO Services, Inc.	Delaware
XO Texas, Inc.	Washington
XO Virginia LLC	Washington

Subsidiaries of XO Communications Services, Inc.

XO Intercity Holdings No. 1 LLC	Washington
Mindshare LLC	Delaware

Subsidiaries of XO International Holdings, Inc.

XO International, Inc.	Delaware
Nextlink Global ASP (Denmark)	Denmark

Subsidiaries of XO Management Services, Inc.

XO Management Services — Nevada, Inc.	Washington

Subsidiaries of XO Intercity Holdings No. 1 LLC

XO Intercity Holdings No. 2 LLC	Washington
XO Data Services LLC	Delaware

Subsidiaries of XO Nevada Merger Sub, Inc.

Telecommunications of Nevada LLC (50%)	Delaware